EXHIBIT 99.1

AMERICAN EAGLE OUTFITTERS, INC.

Thirteenth Annual Meeting Of Stockholders

June 13, 2006

CALL TO ORDER

Jim O'Donnell (Chief Executive Officer):

Good morning ladies and gentlemen. My name is Jim O'Donnell. I am Chief Executive Officer of American Eagle Outfitters. On behalf of Management, welcome to our Thirteenth Annual Meeting of Stockholders.

INTRODUCTIONS AND PRESENTATIONS

Jim O'Donnell (Chief Executive Officer):

I would now like to introduce the other directors and officers of the Company who are here today:

Jay Schottenstein, Chairman of the Board of Directors

Roger Markfield, Vice Chairman of the Board of Directors

Jon Diamond, Director

Michael Jesselson, Director

Janice Page, Director

J. Thomas Presby, Director

Gerald Wedren, Director

Thomas DiDonato, Executive Vice President, Human Resources

Joan Hilson, Executive Vice President and Chief Financial Officer, AE Brand

Neil Bulman, General Counsel

I would now like to introduce our Chairman, Jay Schottenstein.

Jay Schottenstein (Chairman of the Board of Directors):

Thank you Jim, and welcome to our Thirteenth Annual Stockholders Meeting. 2005 was an extremely successful year for American Eagle Outfitters, as we benefited from the tremendous strength of our brand and produced record financial results. We once again demonstrated that AE is the leading lifestyle destination for 15-25 year olds.

Sales exceeded the $2 billion milestone for the first time in our history. For the second consecutive year, our operating profit margins reached new highs. Our level of profitability is the best among our direct peers, reflecting strong execution across the organization.

We entered 2006 as a leader in our industry and well-positioned for the future. As Jim will now review, we are pursuing exciting growth initiatives within the AE brand and launching our new concept, MARTIN + OSA, to keep the momentum going.

In summary, I am extremely proud of the entire American Eagle team. They are truly committed to delivering great fashion and value for consumers -- and great performance for shareholders.

Before beginning the business portion of the meeting, I would like to turn the meeting back to Jim O'Donnell and Joan Hilson for a presentation about our business.

Jim O'Donnell (Chief Executive Officer):

Please keep in mind that any forward-looking statements we may make today are subject to our Safe Harbor Statement and Business risks which can be found in our most recent 10-K and 10-Q.

We have several powerful growth drivers, which are as follows: Real Estate; Destination AE; aerie-our intimates sub-brand; ae.com; and MARTIN + OSA.

Real Estate

The rationale for our real estate growth driver is strong new store productivity and productivity driven by remodels. As a result of this growth driver, we are on track for a 7% growth in square footage. We are planning to open 46 new stores in 2006 and we are accelerating remodels to a total of 68 in 2006.

Our new store economics are as follows: Sales of $2.5 million; 4-wall profit of $580,000; profit margin of 23%; sales per foot of $424; store size of 5,900 square feet; and year one ROI of 100%.

Remodeling stores drives productivity, as shown by the following statistics. Sales per foot increased 15% post-remodel, on a 28% increase in square footage. Profits also increase 30% on a square foot basis. In 2007, we will have approximately 100 stores left to be remodeled.

Destination AE

Destination AE is a strategy to build brand defining categories. We are in the process of identifying market share opportunities.  This initiative is designed to drive comp sales growth and store productivity.  To date we have been quite pleased with the results. An example is the success of our denim initiative which was the inspiration for the strategy, resulting in achieving approximately 13% of the specialty store denim market.

aerie

Our intimates sub-brand, aerie, will launch this fall. Intimates is currently less than 5% of our total sales. Aerie will be unique to the marketplace and consistent with the AE lifestyle. We plan to test three stand-alone stores in the Fall of 2006.

AE.com

AE.com is a key growth driver for us, generating both top and bottom line growth.  2005 sales increased over 50% and 2006 to date has seen an increase of over 50% in sales.

MARTIN + OSA

M+O is a critical top line growth opportunity for our corporation in addition to the AE brand.  It targets a new customer, the 25-40 year old.  It is differentiated from existing brands. We will open five geographically dispersed stores in the Fall of 2006.

As we prepare for future growth, we continue to strengthen our organization and leadership structure.  Over the past several months, we have made a number of key management appointments in the areas of: Finance; Marketing; Sourcing and Production; Real Estate; and Supply Chain, which resulted in adding strength to an already strong staff.

Lastly, we are making a number of investments this year in our organizational infrastructure to position the company for growth:

  New headquarters - supporting increased growth

  Data Center - providing security and productivity

  Kansas DC expansion - bringing our total Kansas DC to approximately one million square feet - handling AE western stores, MARTIN + OSA, aerie intimates and AE Direct

Now, here's Joan.

Joan Hilson (Executive Vice President and Chief Financial Officer, AE Brand):

Thanks Jim.  I will review 2005 and first quarter 2006 highlights, as well as address the underlying strength and sustainability of our financial performance.

Highlights of our fiscal year 2005 results are as follows:

  Total sales were up 23%, with a 16% comp increase;

  Gross margin was 46.5%;

  SG&A leveraged 50 basis points;

  We delivered a 20.0% operating margin, following a historical high margin of 19.3% last year;

  Earnings per share increased 27% to $1.89;

  Cash flow remained strong, ending the year with $897 million in cash and investments; and

  We repurchased 7 million shares of stock.

Among our direct peer group we achieved the highest operating margin of 20%.

Here's a look at our 2004 and 2005 sales metrics, which were all positive in both years.  This demonstrates consistency and breadth of our performance.

In 2005, our comp rose 16% on top of a 21% increase last year.

Strength continued in the first quarter, marking the ninth consecutive quarter of record sales and earnings. We delivered an 18.9% operating margin, following a historical high margin of 19.2% last year. Earnings per share increased 20% to $0.42. Cash flow remains strong, ending the first quarter with $925 million in cash and investments.

We expanded our lead (compared to our peers) in the first quarter with an 18.9% operating margin.

Our long term goal is to achieve at least 15% earnings growth, sustaining strong operating margins, while investing in our future. This will be achieved through top line growth, merchandise margin performance and expense discipline.

Looking at the top line, sales in 2005 of $2.3 billion nearly tripled from 1999 levels. Future sales growth will be generated through our growth drivers, real estate, destination AE, aerie and ae.com, which will contribute to sales increases and store productivity.

Looking at our historical margin, we performed at a high operating margin rate in 2004 and 2005. These were years with well received and balanced assortments. We are committed to delivering strong operating margins through the following disciplines:

Starting with our IMU, we have a history of consistent growth. Our IMU rose over 550 basis points since 1999, largely due to lower sourcing and product costs. We believe that we can sustain a strong IMU through continued focus on product cost, managing the architecture of our assortment and delivering quality product on time.

Driving towards markdown consistency, our goal is to narrow the range of performance, while allowing investment in fashion and new product ideas. We have well-managed buying practices, adhering to key assortment strategies and positioning targeted inventory upsides. We will further leverage our markdown optimization tool. Additionally, we will use a trigger strategy that enables the ability to refine merchandise buys and size profiling, which enhances size buying and allocation at the store level. For the longer term, we are evaluating replenishment tools to support re-order of product and tiered merchandise planning, which is an initiative that will enable us to tailor our assortments for different customer preferences.

A look at our historical expenses shows a relatively stable performance over time. Throughout all disciplines we are testing new tools, which will enable us to continue to drive efficiencies. We are always driving towards operating productivity through expense initiatives, which include, but are certainly not limited to selling payroll. We are also undertaking expense reduction initiatives that provide continued benefit by leveraging our scale in the marketplace.

In summary, as Jim talked about, we have strategies to sustain our strong operating margin through top line growth drivers, margin enhancement and expense reduction opportunities.

And now I will quickly review for you the many changes we have put in place over the last few years that are critical to the consistency of our future performance.

  Our management team operates within a disciplined, yet flexible operating model.

  Our design, production and merchandising teams operate under a more stream-lined time and action calendar, which not only lowers costs through on-time deliveries, but also strengthens our assortments.

  We have more frequent dialogue with customers through focus groups and regular fit and style clinics.

  We tightly manage inventories, focusing on balanced assortments and well-positioned upsides.

I'd like to end with our powerful growth drivers. Real estate, aerie, destination AE, ae.com and MARTIN + OSA are key to sustaining our future profit margins.

Thank you and now I'll turn the presentation back over to Jim.

Jim O'Donnell (Chief Executive Officer):

Before turning back to Jay for the business portion of the meeting, are their any questions for myself or members of management?

[Management responded to several questions raised by stockholders.]

And now back to our Chairman, Jay Schottenstein.

BUSINESS PORTION OF MEETING, QUORUM, ETC.

Jay Schottenstein (Chairman of the Board of Directors):

Continuing with today's business, at the direction of the Board of Directors, Notice of this meeting, a Proxy Statement and Proxy Card were sent to all stockholders of record on May 4, 2006. Copies of the Proxy Statement and our Annual Report are available at the door.

I would like to ask Neil Bulman to serve as Inspector of Election for this meeting.

Any stockholder present who desires to vote in person rather than by proxy should now raise your hand so the Inspector can furnish you a ballot to complete.

Will the Inspector determine and report whether a quorum is present.

Neil Bulman (General Counsel):

Mr. Chairman, we have a quorum. There are represented at this meeting in person or by proxy more than 50% of all shares entitled to vote at the meeting. The unofficial total of shares represented is 137,951,476, which is approximately 92% of all shares entitled to vote.

ELECTION OF DIRECTORS

Jay Schottenstein (Chairman of the Board of Directors):

As stated in the Notice, the first item of business at this meeting is the election of directors. Our Board is divided into three classes. Three Class II directors and one Class III director will be elected today. The Class II directors will serve until the 2009 annual meeting of stockholders and the Class III director will serve until the 2007 annual meeting of stockholders. The nominees are:

  Janice Page, Retired Executive of Sears Roebuck & Company;

  J. Thomas Presby, Retired Partner of Deloitte Touche Tohmatsu;

  Gerald Wedren, President of Craig Capital Co.; and

  Larry Wolf, Retired Senior Vice President of The Rouse Company, to serve until the 2007 Annual Meeting.

Joan, will you present the resolution?

Joan Hilson (Executive Vice President and Chief Financial Officer, AE Brand):

RESOLVED, that the following individuals, namely Janice Page, J. Thomas Presby and Gerald Wedren, be elected as Class II Directors to serve until the 2009 Annual Meeting of Stockholders or until their successors are elected and that Larry Wolf be elected as a Class III Director to serve until the 2007 Annual Meeting of Stockholders or until his successor is elected.

Neil Bulman (General Counsel):

Mr. Chairman, I second the motion.

Jay Schottenstein (Chairman of the Board of Directors):

Are there any questions? [No questions.]

AUDITOR RATIFICATION

Jay Schottenstein (Chairman of the Board of Directors):

The second item of business for this meeting is the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending February 3, 2007 as described in our Proxy Statement. Joan, will you present the proposal?

Joan Hilson (Executive Vice President and Chief Financial Officer, AE Brand):

RESOLVED, that the stockholders ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending February 3, 2007.

Neil Bulman (General Counsel):

Mr. Chairman, I second the motion.

Jay Schottenstein (Chairman of the Board of Directors):

Are there any questions? [No questions.]

INTRODUCE ERNST & YOUNG

Jay Schottenstein (Chairman of the Board of Directors):

Before I announce the results, I would like to introduce Lori Benvenuto, a partner at Ernst & Young, our independent auditors. Lori, you have the opportunity to make a statement. Lori is also available to answer any questions on our financial statements.

Lori Benvenuto (Partner, Ernst & Young):

Mr. Chairman, I have no comment.  [No questions.]

ANNOUNCE RESULTS

Jay Schottenstein (Chairman of the Board of Directors):

Will the Inspector of Election please collect any ballots.

All results announced today are subject to verification and will be recorded in the minutes of this meeting to reflect the final count.

I am pleased to announce that each of the candidates for Director has been elected.

The proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending February 3, 2007 has been approved.

ADJOURNMENT

[Management responded to one additional question raised by a stockholder at this point.]

Jay Schottenstein (Chairman of the Board of Directors):

Since there is no further business, I will now entertain a motion to adjourn.

Joan Hilson (Executive Vice President and Chief Financial Officer, AE Brand):

Mr. Chairman, I move that the meeting be adjourned.

Neil Bulman (General Counsel):

I second the motion.

Jay Schottenstein (Chairman of the Board of Directors):

Hearing no objection, this meeting is so adjourned. Once again, thank you for attending. We appreciate your support.